UNDERWRITING AGREEMENT

●, 2022

KWESST Micro Systems Inc.

Unit 1, 155 Terrence Matthews Crescent

Kanata, Ontario  K2M 2A8

Attention: David Luxton, Executive Chairman

Re: Public Offering of Units of KWESST Micro Systems Inc.

Dear Sirs/Mesdames:

PI Financial Corp., as sole underwriter (the "Underwriter") understands that KWESST Micro Systems Inc. (the "Corporation") proposes to create, issue and sell by way of short form prospectus ● units of the Corporation ("Units") at a price of USD$● per Unit (the "Offering Price"), for aggregate gross proceeds to the Corporation of USD$3,000,000. The offering of the Units by the Corporation is hereinafter referred to as the "Offering".

Each Unit consists of one Common Share (a "Unit Share") and one Common Share purchase warrant of the Corporation (each, a "Warrant").  Each Warrant entitles the holder thereof to purchase one Common Share (a "Warrant Share") at an exercise price of USD$● per Warrant Share, subject to adjustment, at any time until 5:00 p.m. (eastern time) on the date that is sixty (60) months after the Closing Date of the Offering. The Units will immediately separate into Unit Shares and Warrants upon issuance. The Warrants shall be duly and validly created and issued pursuant to, and governed by, a warrant indenture, dated as of the Closing Date (the "Warrant Indenture") to be entered into between TSX Trust Company (the "Warrant Agent"), in its capacity as Warrant Agent thereunder, and the Corporation. To the extent there is any inconsistency between the description of the terms of the Warrants contained in this Agreement and the Warrant Indenture, the terms set forth in the Warrant Indenture shall govern.

The Corporation has prepared and filed with the securities regulatory authorities (the "Securities Regulators") in each of the provinces of Canada, except Québec (the "Qualifying Jurisdictions") a preliminary short form base PREP prospectus dated September 12, 2022 (the "Preliminary Prospectus") relating to the distribution of the Units pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and written policies adopted by the Securities Regulators in the Qualifying Jurisdictions (collectively, the "Canadian Securities Laws") including MI 11-102 and NP 11-202 (as hereinafter defined). The BCSC (as hereinafter defined) has issued a Preliminary Passport System Decision Document (as hereinafter defined) for the Preliminary Prospectus.

In addition, the Corporation (a) has prepared and filed (i) with the Securities Regulators in the Qualifying Jurisdictions, a final short form base PREP prospectus dated November ●, 2022 relating to the distribution of the Units (including any documents incorporated therein by reference (including without limitation any Marketing Document (as hereinafter defined)) and any supplements or amendments thereto, the "Prospectus"), pursuant to NI 44-101 and NI 44-103 (each as hereinafter defined), omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures set forth in NI 44-103 (the "PREP Procedures") and (b) will prepare and file, as promptly as possible and in any event within two business days of the execution and delivery of this Agreement, with the Securities Regulators in the Qualifying Jurisdictions, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto, the "Supplemented Prospectus"). The information, if any, included in the Supplemented Prospectus that is omitted from the Final Prospectus for which a Final Passport System Decision Document (as hereinafter defined) has been obtained, but that is deemed under the PREP Procedures to be incorporated by reference into the Final Prospectus as of the date of the Supplemented Prospectus, is referred to herein as the "PREP Information".

Any Prospectus Amendment (as hereinafter defined) (including any document incorporated by reference therein), and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document (other than any document signed by the Underwriter or its counsel) that is filed by or on behalf of the Corporation  with the Securities Regulators in the Qualifying Jurisdictions after the Supplemented Prospectus has been filed and prior to the expiry of the period of distribution of the Units, is referred to herein collectively as the "Supplementary Material".

Upon and subject to the terms and conditions set forth herein, the Underwriter hereby offers to purchase from the Corporation, and the Corporation agrees to sell to the Underwriter, all but not less than all of the Units at the Offering Price per Unit.

In consideration of the financial services to be rendered by the Underwriter in connection with the Offering, the Corporation agrees to pay the Underwriting Fee as set out in Section 14(a) of this Agreement to the Underwriter and to pay all reasonable fees and expenses of the Offering (including the Underwriter's Expenses) as set out in Section 11(a) hereof.

As additional consideration for the underwriting services to be rendered by the Underwriter in connection with the Offering, the Corporation shall issue to the Underwriter the Compensation Options (as defined herein), as set out in Section 14(a) of this Agreement.

In connection with the offering and sale of the Units, the Underwriter shall be entitled to retain as sub-agents other registered securities dealers and may receive (for delivery to the Corporation at the Closing Time) subscriptions for Units from other registered securities dealers. The fee payable to such sub-agents shall be for the account of the Underwriter.

The parties acknowledge that the Units and the Warrant Shares have not been, and will not be, registered under the U.S. Securities Act (as defined herein) or any state Securities Laws (as defined herein) and may not be offered or sold in the United States (as defined herein) or to, or for the account or benefit of, U.S. Persons (as defined herein). The parties further acknowledge and agree that the Offering shall be an Offshore Transaction (as defined herein) to non-U.S. Persons in compliance with Rule 903 of Regulation S (as defined herein).

1. DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

"Auditor" means KPMG LLP.

"AIF" means the annual information form of the Corporation for the year ended September 30, 2021, dated June 24, 2022.

"Agreement" means this underwriting agreement and includes all schedules attached hereto, in each case, as they may be amended or supplemented from time to time.

"Annual Financial Statements" means the audited financial statements of the Corporation for years ended September 30, 2021 and 2020.

"Anti-Money Laundering Laws" has the meaning ascribed to such term in Section 7(b)(lix)(A) hereof.

"Applicable Laws" means all laws, rules, regulations, guidelines, policies, statutes, ordinances, codes, orders, decrees, judgments, decisions, rulings or awards of any Governmental Authority.

"BCBCA" means the Business Corporations Act (British Columbia).

"BCSC" means the British Columbia Securities Commission.

"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, on which Canadian chartered banks located in Toronto, Ontario and Vancouver, British Columbia, are open for the transaction of regular business.

"Canadian Securities Laws" has the meaning ascribed to such term on the first page of this Agreement.

"CDS" means CDS Clearing and Depository Services Inc.

"Claim" has the meaning ascribed to such term in Section 14 hereof.

"Closing Date" means ●, 2022 or such other date as may be agreed to between the Underwriter and the Corporation.

"Closing Time" means 9:30 a.m. (eastern time) on the applicable Closing Date, or such other time on the Closing Date as agreed to by the Corporation and the Underwriter.

"Closing" means the completion of the purchase and sale of the Units as contemplated by this Agreement.

"Common Shares" means the common shares in the capital of the Corporation as constituted on the date hereof.

"Compensation Option Certificate" has the meaning ascribed to such term in Section 14(a) hereof.

"Compensation Option Units" has the meaning ascribed to such term in Section 14(a) hereof.

"Compensation Option Shares" has the meaning ascribed to such term in Section 14(a) hereof.

"Compensation Option Warrants" has the meaning ascribed to such term in Section 14(a) hereof.

"Compensation Option Warrant Shares" has the meaning ascribed to such term in Section 14(a) hereof.

"Compensation Options" has the meaning ascribed to such term in Section 14(a) hereof.

"Consolidation" means the consolidation of Common Shares on the basis of 70 pre-consolidated Common Shares for one (1) post-consolidation Common Shares, effective on October 28, 2022.

"Contract" means, with respect to a person, any contract, instrument, permit, concession, licence, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding, whether written or oral, to which the person is a party or by which, to the knowledge of such person, the person or its property and assets is bound or affected.

"Corporation" has the meaning ascribed to such term on the first page of this Agreement.

"Corporation's Counsel" means Fasken Martineau DuMoulin LLP.

"Debt Instrument" means any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money to which the Corporation is a party or otherwise bound and which is material to the Corporation.

"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Rule 902(c) of Regulation S.

"Documents" means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including, without limitation:

(a) the AIF;

(b) the Financial Statements;

(c) the management's discussion and analysis of the financial condition and results of operations of the Corporation for the year ended September 31, 2021;

(d) the management's discussion and analysis of the financial condition and results of operations of the Corporation for the three and nine-month period ended June 30, 2022;

(e) the Corporation's proxy circular dated February 11, 2022 prepared in connection with the Corporation's annual and special meeting of shareholders held on March 31, 2022;

(f) the material change report of the Corporation dated March 21, 2022 in connection with the completion of a non‐secured loan financing of $1.8 million, including 20% bonus shares resulting in the issuance of 900,000 pre-Consolidation Common Shares;

(g) the material change report of the Corporation dated March 21, 2022 in connection with the Corporation's closing on an additional $200,000 subscriptions to the $1.8 million non‐secured loan financing, announced on March 14, 2022;

(h) the material change report of the Corporation dated July 19, 2022 in connection with the Corporation's completion of a private placement, resulting in the issuance of 1,600,000 Pre-Consolidation units of KWESST, at a price of $0.215 per unit, for aggregate gross proceeds of $344,000;

(i) the material change report of the Corporation dated August 16, 2022 in respect with the Corporation's filing of the Registration Statement with the SEC relating to a proposed public offering of common units, consisting of one Common Share and one warrant to purchase one Common Share, and pre-funded units, consisting of one pre-funded warrant to purchase one Common Share and a warrant to purchase one Common Share;

(j) the material change report dated September 2, 2022, in connection with the Corporation's completion of two non-secured loans in the amount of USD$200,000 per loan with a third-party lender for an aggregate amount of USD$400,000, including an issuance of 20% of the value of the loan in Pre-Consolidation Common Shares on the first loan of USD$200,000 resulting in the issuance of 296,754 Pre-Consolidation Common Shares; and (l) the indicative term sheet for the Offering dated September 12, 2022

(k) the material change report dated September 2, 2022, in connection with the Offering;

(l) for purposes of the Prospectuses, any marketing materials (including any template version, revised template version or limited use version thereof) provided to a potential investor in connection with the Offering (including the "template version" (as such term is defined in NI 41-101) of the term sheet for the Offering dated and filed on SEDAR on September 12, 2022); and

(m) any other documents required by Canadian Securities Laws to be incorporated by reference in the Prospectuses.

"Due Diligence Responses" means the written and verbal responses provided by any director or senior officer the Corporation together with all materials provided to the Underwriter and the Underwriter's Counsel in connection with the Due Diligence Session.

"Due Diligence Session" means the due diligence session held on ●, 2022 between the Underwriter, the Underwriter's Counsel, executive officers of the Corporation, and the Corporation's Counsel.

"Encumbrances" means any encumbrance of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, right of first refusal, acquisition right, privilege, easement, right of way, servitude, restrictive covenant, right of use or any other right or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy property or assets.

"Engagement Letter" means the engagement letter dated September 12, 2022 between the Corporation and the Underwriter.

"Exchange" or "TSX-V" means the TSX Venture Exchange.

"Final Passport System Decision Document" means a receipt for the Prospectus issued in accordance with the Passport System.

"Financial Statements" means, collectively, the Annual Financial Statements and the Interim Financial Statements.

"General Solicitation" and "General Advertising" means "general solicitation" and "general advertising", as those terms are used under Rule 502(c) of Regulation D adopted by the SEC under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, general solicitation or general advertising includes, but is not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or on the internet, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

"Governmental Authority" means any foreign, national, federal, provincial, state, municipal or local government, any political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Governmental Licences" means all permits, licences, approvals, consents, certificates, qualifications, registrations, clearances and other authorizations, and supplements and amendments to the foregoing, issued by a Governmental Authority.

"IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board.

"including" means including without limitation.

"Indemnitor" has the meaning ascribed to such term in Section 14 hereof.

"Indemnified Parties" or "Indemnified Party" has the meaning ascribed to such term in Section 14 hereof.

"Intellectual Property" means registered and unregistered trade-marks and trade-mark applications, trade names, certification marks, distinguishing guises, patents and patent applications, registered and unregistered works subject to copyright, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs and industrial design applications, customer lists, designs and other industrial or intellectual property of any nature whatsoever and applications for registration thereof, each of the foregoing as defined under Applicable Laws.

"Interim Financial Statements" means the unaudited financial statements of the Corporation for the three and nine month periods ended June 30, 2022 and 2021, and the notes thereto, filed with the Securities Regulators on August 11, 2022.

"knowledge" where any representation or warranty contained in this Agreement is expressly qualified by reference to the "knowledge" of the Corporation, or where reference is made herein to the knowledge of the Corporation (or similar phrases), shall be deemed to refer to the actual knowledge, after due enquiry, of the Corporation's Executive Chairman, the President & Chief Executive Officer, and the Chief Financial Officer.

"Marketing Documents" means collectively all: (i) standard terms sheets; and (ii) marketing materials (including any template version, revised template version or limited use version thereof) provided to a potential investor in connection with the Offering.

"marketing materials" has the meaning ascribed to such term in NI 41-101.

"Material Adverse Effect" means an effect that is material and adverse to the business, properties, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, condition (financial or otherwise), operations or prospects or results of operations of the Corporation and its subsidiaries, if any, taken as a whole, whether or not arising in the ordinary course of business.

"MI 11-102" means Multilateral Instrument 11-102 Passport System.

"Nasdaq" means the Nasdaq Capital Market.

"NI 41-101" means National Instrument 41-101 General Prospectus Requirements.

"NI 44-101" means National Instrument 44-101 Short Form Prospectus Distributions.

"NI 44-103" means National Instrument 44-103 Post-Receipt Pricing.

"NI 45-102" means National Instrument 45-102 Resale of Securities.

"NI 51-102" means National Instrument 51-102 Continuous Disclosure Obligations.

"notice" has the meaning ascribed to such term in Section 17 hereof.

"NP 11-202" means National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions.

"Offering Price" has the meaning ascribed to such term on the first page of this Agreement.

"Offering" has the meaning ascribed to such term on the first page of this Agreement.

"Offshore Transaction" means an "offshore transaction" as that term is defined in Rule 902(h) of Regulation S;

"OTCQX" means the OTCQX® Best Market, operated by OTC Markets;

"Passport System" means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 Passport System and NP 11-202.

"person" includes any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, partnership, trust, fund, association, syndicate, organization or other organized group of persons, whether incorporated or not.

"Preliminary Passport System Decision Document" means a receipt for the Preliminary Prospectus issued in accordance with the Passport System.

"Preliminary Prospectus" has the meaning ascribed to such term on the first page of this Agreement, including the Documents incorporated by reference therein.

"PREP Procedures" has the meaning ascribed to such term on the first page of this Agreement.

"PREP Information" has the meaning ascribed to such term on the first page of this Agreement.

"Prospectus" has the meaning ascribed to such term on the first page of this Agreement, including the Documents incorporated by reference therein.

"Prospectuses" means, collectively, the Preliminary Prospectus, the Prospectus and the Supplemented Prospectus.

"Public Record" means information which has been publicly filed on SEDAR by the Corporation pursuant to a requirement under Canadian Securities Laws;

"Qualifying Jurisdictions" has the meaning ascribed to such term on the first page of this Agreement

"Registration Statement" means the registration statement on Form F-1 (File No. 333-266897) and its amendments filed with the SEC relating to the U.S. IPO;

"Regulation S" means Regulation S promulgated under the U.S. Securities Act.

"SEC" means the United States Securities and Exchange Commission.

"Securities Laws" means, collectively, Canadian Securities Laws and the applicable securities laws (including all rules and regulations thereunder) of any jurisdiction outside of Canada.

"Securities Regulators" has the meaning ascribed to such term on the first page of this Agreement; and "Securities Regulator" means any one of them, as the context requires.

"SEDAR" means the System for Electronic Document Analysis and Retrieval.

"Software" means any computer software programs, source code, object code, databases, data and documentation, including, without limitation, any computer software programs that incorporate and run pricing models, formula and algorithms.

"Subsidiary" means a subsidiary body corporate of the Corporation within the meaning of the BCBCA and shall include KWESST Inc., and KWESST U.S. Inc., and "Subsidiaries" means all of them.

"Supplementary Material" has the meaning ascribed to such term on the first page of this Agreement.

"Supplemented Prospectus" has the meaning ascribed to such term on the first page of this Agreement.

"Tax Act" means the Income Tax Act (Canada) and the regulations thereunder.

"U.S. IPO" means the public offering to purchasers in the United States of common units, consisting of one Common Share and one warrant to purchase one Common Share, and pre-funded units, consisting of one pre-funded warrant to purchase one Common Share and a warrant to purchase one Common Share, pursuant to the Registration Statement and in accordance with the U.S. Underwriter, as well as the concurrent listing of the Common Shares and warrants on Nasdaq.

"U.S. Person" means a U.S. person as that term is defined in Rule 902(k) of Regulation S.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"U.S. Underwriter" means ThinkEquity LLC.

"U.S. Underwriting Agreement" means the underwriting agreement entered into between the Corporation and the U.S. Underwriter in connection with the U.S. IPO.

"Underwriter" means PI Financial Corp.

"Underwriter's Counsel" means DS Lawyers Canada LLP.

"Underwriter's Expenses" means all costs and expenses of the Underwriter payable in connection with the Offering pursuant to Section 12 hereof.

"Underwriter's Fee" has the meaning ascribed to such term in Section 14(a) hereof.

"Unit" has the meaning ascribed thereto on the first page of this Agreement.

"Unit Share" has the meaning ascribed thereto on the first page of this Agreement.

"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

"Warrant" has the meaning ascribed thereto on the first page of this Agreement.

"Warrant Agent" has the meaning ascribed thereto on the first page of this Agreement.

"Warrant Expiry Date" means 5:00 p.m. (eastern time) on the date that is sixty (60) months after the Closing Date of the Offering.

"Warrant Indenture" has the meaning ascribed thereto on the first page of this Agreement.

"Warrant Share" has the meaning ascribed thereto on the first page of this Agreement.

The terms "affiliate", "associate", "misrepresentation", "material change", "material fact" and "control person" shall have the meanings ascribed thereto under the Securities Act (Ontario); "distribution" shall have the meanings ascribed thereto under the Securities Act (Ontario) and "distribute" has a corresponding meaning.

2. THE OFFERING

(a) Eligibility.  The Corporation represents and warrants to the Underwriter that it is eligible to use the short form prospectus offering qualification system described in NI 44-101 for the distribution of the Units and the PREP Procedures under NI 44-103.

(b) Qualification for Sale. The Corporation shall elect and comply with the Passport System and shall:

(i) forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Regulators (or such later date as may be agreed to in writing by the Corporation and the Underwriter) use its commercially reasonable efforts to have:

(A) prepared and filed the Prospectus and other documents required under the Canadian Securities Laws with the Securities Regulators;

(B) obtained from the BCSC a Final Passport System Decision Document evidencing that a receipt for the Prospectus has been issued in British Columbia and Ontario and has been deemed to have been issued in the other Qualifying Jurisdictions, or otherwise obtained a receipt for the Prospectus from each of the Securities Regulators; and

(C) prepared and filed the Supplemented Prospectus with the Securities Regulators.

and otherwise fulfilled all legal requirements under the Canadian Securities Laws to enable the Units to be offered and sold to the public in each of the Qualifying Jurisdiction through the Underwriter or any other investment dealer or broker registered in the applicable Qualifying Jurisdiction;

(ii) until the completion of the distribution of the Units, promptly take all additional steps and proceedings that from time to time may be required under the Canadian Securities Laws to continue to qualify the Units for distribution or, in the event that the Units have, for any reason, ceased to so qualify, to again qualify the Units for distribution in each Qualifying Jurisdiction; and

(iii) Prior to the filing of the Prospectus and, during the period of distribution of the Units, prior to the filing with any Securities Regulators of any Supplementary Material or any documents incorporated by reference therein or any news release after the date hereof, the Corporation shall have allowed the Underwriter and the Underwriter's Counsel to participate fully in the preparation of, and, acting reasonably, to approve the form of, such documents, such approval not to be unreasonably withheld and to be provided in a timely manner in order to allow the Corporation to comply with Securities Laws, and to have reviewed any documents incorporated by reference therein.

(c) Due Diligence.  During the period from the date hereof until completion of the distribution of the Units, the Corporation shall allow the Underwriter to conduct all due diligence which it may reasonably require in order to fulfill its obligations as underwriter and in order to enable the Underwriter responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Supplementary Material. Without limiting the generality of the foregoing, the Corporation shall make available its directors, senior management, and shall use all commercially reasonable efforts to cause its Auditor (including of any predecessor entity or business) and legal counsel, to be available, to answer any questions which the Underwriter may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the "Due Diligence Session").  The Underwriter shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall provide written responses to such questions in advance of the Due Diligence Session and shall use all commercially reasonable efforts to have the above-mentioned Auditor, legal counsel and other experts provide written responses to such questions at a reasonable time in advance of the Due Diligence Session.

(d) Activities During Distribution. During the distribution of the Units:

(i) the Corporation and Underwriter shall approve in writing, prior to such time marketing materials are provided to potential investors, a template version of any marketing materials reasonably requested to be provided by the Underwriter to any such potential investor, such marketing materials to comply with Canadian Securities Laws. The Corporation shall file a template version of such marketing materials with the Securities Regulators as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and Underwriter, and in any event on or before the day the marketing materials are first provided to any potential investor of Units, and such filing shall constitute the Underwriter's authority to use such Marketing Documents in connection with the Offering. Any comparables shall be redacted from the template version in accordance with NI 44-101 prior to filing such template version with the Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Securities Regulators by the Corporation. The Corporation shall prepare and file with the Securities Regulators a revised template version of any marketing materials provided to potential investors in Units where required under Canadian Securities Laws;

(ii) the Corporation, and the Underwriter, on a several (and not joint and several) basis, covenant and agree:

(A) not to provide any potential investor of Units with any marketing materials unless a template version of such marketing materials has been filed by the Corporation with the Securities Regulators on or before the day such marketing materials are first provided to any potential investor of Units;

(B) not to provide any potential investor with any materials or information in relation to the distribution of the Units or the Corporation other than: (a) such marketing materials that have been approved and filed in accordance with this Section 2(d); (b) the Prospectuses; and (c) any standard term sheets approved in writing by the Corporation and Underwriter; and

(C) that any marketing materials approved and filed in accordance with Section 2(d), and any standard term sheets approved in writing by the Corporation and the Underwriter shall only be provided to potential investors in the Qualifying Jurisdictions.

(e) The Corporation shall take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under Canadian Securities Laws to qualify the Units for distribution to the public in the Qualifying Jurisdictions, to ensure that the Unit Shares, Warrant Shares, Compensation Option Shares, and Compensation Option Warrant Shares are freely tradeable in the Qualifying Jurisdictions.

3. DELIVERY OF PROSPECTUS AND RELATED DOCUMENTS

(a) Deliveries.  The Corporation shall deliver or cause to be delivered without charge to the Underwriter and the Underwriter's Counsel the documents set out below at the respective times indicated:

(iii) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Regulators of each of the Preliminary Prospectus, the Prospectus and the Supplemented Prospectus:

(A) copies of the Prospectus, signed as required by Canadian Securities Laws; and

(B) copies of any documents incorporated by reference therein, which have not previously been delivered to the Underwriter or are otherwise available on SEDAR;

(iv) as soon as they are available, copies of any Supplementary Material, signed as required by Canadian Securities Laws and including, in each case, copies of any documents incorporated by reference therein, which have not been previously delivered to the Underwriter;

(v) prior to the filing of the Supplemented Prospectus with the Securities Regulators, a "comfort letter" from the Corporation's Auditor and any other auditors who have audited any of the financial statements included in or incorporated by reference in the Prospectus, dated the date of the Supplemented Prospectus, addressed to the Underwriter and satisfactory in form and substance to the Underwriter and the Underwriter's Counsel, acting reasonably, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus and the documents incorporated therein by reference with indicated amounts in the financial statements or accounting records of the Corporation or other applicable entity or business and have found such information and percentages to be in agreement, which comfort letter shall be based on the applicable auditors' review having a cut-off date of not more than two Business Days prior to the date of the Prospectus;

(vi) copies of correspondence indicating that the TSXV has conditionally accepted the Offering, including the listing of the Unit Shares, the Warrant Shares, the Compensation Option Shares and the Compensation Option Warrant Shares subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the TSXV (the "Standard Listing Conditions");

(vii) Comfort letters similar to the foregoing shall be provided to the Underwriter with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Underwriter for their signature or, if the Underwriter's signature is not required, at the time the same is filed.  All such comfort letters shall be in form and substance acceptable to the Underwriter and the Underwriter's Counsel, acting reasonably; and

(viii) The deliveries referred to in subsections 3(iii) and 3(iv) shall also constitute the Corporation's consent to the use by the Underwriter the Prospectuses, and any Supplementary Material in connection with the offering and sale of the Units.

(b) Commercial Copies.

(i) The Corporation shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of receipt from the BCSC of the Preliminary Passport System Decision Document or the Final Passport System Decision Document, as the case may be (or such other date or time as the Underwriter and the Corporation may agree), and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses, cause to be delivered to the Underwriter, without charge, commercial copies of the Prospectus, the Supplemented Prospectus or such Supplementary Material, in such numbers and in such cities as the Underwriter may reasonably request by oral or written instructions to the Corporation or the printer thereof given no later than the time when the Corporation authorizes the printing of the commercial copies of such documents.

(ii) The Corporation shall cause to be provided to the Underwriter such number of copies of any documents incorporated by reference in the Prospectuses or any Supplementary Materials as the Underwriter may reasonably request.

4. MATERIAL CHANGES AND CERTAIN OTHER COVENANTS

(a) Material Changes. During the period of distribution of the Units, the Corporation will promptly inform the Underwriter in writing of the full particulars of:

(i) any material change (actual, anticipated, threatened, contemplated or proposed by, to, or against) in or affecting the business, operations, revenues, capital, intellectual property, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation (and the Subsidiaries, taken as a whole);

(ii) any change in any material fact contained or referred to in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement or any Supplementary Material or filing or document prepared in connection with the U.S. IPO; and

(iii) the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:

(A) render the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, Registration Statement, any Marketing Documents, Supplementary Material, or any filing or document prepared in connection with the U.S. IPO untrue, false or misleading in any material respect;

(B) result in a misrepresentation in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Marketing Documents, any Supplementary Material, or any filing or document prepared in connection with the U.S. IPO; or

(C) result in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus the Registration Statement, any Marketing Documents, any Supplementary Material, or any filing or document prepared in connection with the U.S. IPO not complying in any material respect with Securities Laws, provided that if the Corporation is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this section has occurred or been discovered, the Corporation shall promptly inform the Underwriter of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriter as to whether the occurrence is of such nature prior to making any filing referred to in paragraph 4(c).

(b) During the period of distribution of the Units, the Corporation will promptly inform the Underwriter in writing of the full particulars of:

(i) any request of any Securities Regulator, the SEC or similar regulatory authority for any amendment to, or to suspend or prevent the use of, the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Marketing Documents, any Supplementary Material, any filing or document prepared in connection with the U.S. IPO or any other part of the Public Record or for any additional information of a material nature;

(ii) the issuance by any Securities Regulator, the SEC or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

(iii) the receipt by the Corporation of any communication from any Securities Regulator, the SEC or similar regulatory authority, the Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Marketing Documents, any Supplementary Material, any filing or document prepared in connection with the U.S. IPO, any part of the Public Record, or the distribution of the Units.

(c) The Corporation will promptly comply to the reasonable satisfaction of the Underwriter and the Underwriter's Counsel with Canadian Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subsections 4(a) or 4(b) above and the Corporation will prepare and file promptly at the Underwriter's request, acting reasonably, any amendment to the Prospectus or the Supplementary Material as may be required under Canadian Securities Laws or U.S. Securities Laws; provided that the Corporation shall have allowed the Underwriter and the Underwriter's Counsel to participate fully in the preparation of any Supplementary Material, to have reviewed any other documents incorporated by reference therein and to conduct all due diligence investigations which the Underwriter may reasonably require in order to fulfill its obligation as underwriter and in order to enable the Underwriter responsibly to execute the certificate required to be executed by them in, or in connection with, any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner.  The Corporation shall further promptly deliver to each of the Underwriter and the Underwriter's Counsel a copy of each Supplementary Material as filed with the Securities Regulators and of comfort letters with respect to each such Supplementary Material substantially similar to those referred to in Section 3 above.

(d) During the period of distribution of the Units, the Corporation will promptly provide to the Underwriter, for review by the Underwriter and the Underwriter's Counsel, prior to filing or issuance:

(i) any financial statement of the Corporation;

(ii) any proposed document, including without limitation any amendment to the AIF, new annual information form, business acquisition report, material change report, interim report, or information circular, which may be incorporated, or deemed to be incorporated, by reference in the Prospectus, or is intended to be filed as part of the Public Record;

(iii) any press release of the Corporation (subject to the Corporation's obligations under Securities Laws to make timely disclosure of material information);

(iv) any Supplementary Material; and

(v) any updated Registration Statement or material or document required to filed in connection with the U.S. IPO.

(e) During the period of distribution of the Units, the Corporation will promptly advise the Underwriter: (i) of any amendment or proposed amendment to the U.S. Underwriting Agreement; and (ii) if the U.S. Underwriting Agreement is terminated, or the Corporation determines it will not be proceeding with the U.S. IPO.

(f) The Corporation will use its reasonable commercial efforts to expeditiously pursue the satisfaction of all conditions to the completion of the U.S. IPO.

(g) the representations and warranties of the Corporation in the Warrant Indenture will, on the Closing Date be, true and correct and the Corporation will fulfill its obligations and comply with all the covenants, terms and conditions of the Warrant Indenture.

(h) The Corporation will use its commercially reasonable efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the material requirements of the applicable Canadian Securities Laws in the Qualifying Jurisdictions for a period of 12 months following the Closing Date, it being understood that such covenant shall not prevent the Corporation from participating in a merger, amalgamation or other form of business combination transaction or a going private transaction which results in the Corporation ceasing to be a reporting issuer.

(i) The Corporation will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSX-V or another recognized stock exchange for a period of at least 12 months following the Closing Date, it being understood that such covenant shall not prevent the Corporation from participating in a merger, amalgamation or other form of business combination transaction or a going private transaction which results in the Corporation ceasing to have its Common Shares listed on the TSX-V.

5. COVENANTS OF THE UNDERWRITER

The Underwriter covenants and agrees with the Corporation that it will:

(a) offer the Units in the accordance with Canadian Securities Laws and Rule 903 of Regulation S;

(b) conduct activities in connection with the proposed offer and sale of the Units in compliance with all the Canadian Securities Laws and/or the U.S. Securities Laws, and cause a similar covenant to be contained in any agreement entered into with any registered securities dealer in connection with the distribution of the Units;

(c) not solicit subscriptions for the Units, trade in Units, or otherwise do any act in furtherance of a trade of Units in any jurisdictions outside of the Qualifying Jurisdictions other than jurisdictions outside of Canada and the United States provided that such sales are made in accordance with Securities Laws of such jurisdictions; and

(d) as soon as reasonably practicable after the Closing Date (and in any event within 30 days thereof) provide the Corporation with a breakdown of the number of Units sold in each of the Qualifying Jurisdictions and, upon completion of the distribution of the Units, provide to the Corporation and to the Securities Regulators notice to that effect, if required by Canadian Securities Laws.

The Underwriter further represents, warrants, covenants and agrees to and with the Corporation that:

(e) none of it, its affiliates, or any person acting on any of their behalf, has made or will make any Directed Selling Efforts or engaged or will engage in any form of General Solicitation or General Advertising in the United States in connection with the Offering; and

(f) no securities being offered or sold in the Offering will be offered or sold to, or for the account or benefit of, a U.S. Person or person in in the United States.

6. PRESS RELEASES

The Corporation agrees that it shall obtain prior approval of the Underwriter as to the content and form of any press release relating to the Offering, such approval not to be unreasonably withheld or delayed. In addition, any press release announcing or otherwise referring to the Offering shall not be distributed to U.S. newswire services or disseminated in the United States and shall include a prominent notation on the top of the first page to the following effect: "Not for distribution to United States newswire services or for dissemination in the United States" and a disclaimer to the following effect "This news release does not constitute an offer to sell or a solicitation of an offer to sell any of securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available."

7. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

(a) Each delivery of the Preliminary Prospectus, Prospectus, Supplemented Prospectus and any Supplementary Material pursuant to Section 3 above shall constitute a representation and warranty to the Underwriter by the Corporation (and the Corporation hereby acknowledges that the Underwriter is relying on such representations and warranties in entering into this Agreement) that:

(i) all of the information and statements (except information and statements relating solely to the Underwriter and furnished by them in writing expressly for inclusion in the applicable document) contained in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, or any Supplementary Material, as applicable, including, without limitation, the Documents incorporated by reference, as the case may be:

(A) are at the respective dates of such documents, true and correct in all material respects;

(B) contain no misrepresentation; and

(C) constitute full, true and plain disclosure of all material facts relating to the Corporation and the Units;

(ii) the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus or any Supplementary Material, as applicable, including, without limitation, the Documents incorporated by reference, as the case may be, comply in all material respects with applicable Canadian Securities Laws, including without limitation NI 44-101; and

(iii) there has been no intervening material change (adverse material change until filing of the Prospectus) (actual, proposed or prospective, whether financial or otherwise), from the date of the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement and any Supplementary Material to the date of delivery thereof, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation and its Subsidiaries (taken as a whole).

(b) In addition to the representations and warranties contained in Section 7(a) hereof, the Corporation represents and warrants (and, where applicable, covenants) to the Underwriter, and acknowledges the Underwriter is relying upon such representations and warranties (and, where applicable, covenants) in entering into this Agreement, that:

(i) Good Standing of the Corporation. The Corporation and each Subsidiary (i) is a corporation incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and (ii) has the corporate power and capacity to own or lease its properties and assets and to carry on its business or operations as currently conducted and as described in the Public Record.

(ii) Corporate Power.  The Corporation has all requisite corporate power and capacity to create, issue and sell the Unit Shares and Warrants, to issue the Warrant Shares upon the exercise of the Warrants, create and issue the Compensation Options, issue the Compensation Option Shares and Compensation Option Warrants upon the due exercise of the Compensation Options, to issue the Compensation Option Warrant Shares upon exercise of the Compensation Option Warrants, and to enter into and carry out its obligations under this Agreement, the Warrant Indenture and the Compensation Option Certificates.

(iii) Qualification to Conduct Business. The Corporation and each Subsidiary is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or nature of its activities make such registration necessary, except where failure to be so registered or in good standing would not result in Material Adverse Effect.

(iv) Conduct of Business.  The Corporation and each Subsidiary has conducted, is conducting and will conduct its businesses in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies applicable to it of each jurisdiction in which it carries on a material portion of its business (except where the failure to do so would not have a Material Adverse Effect) and holds all licences, registrations and qualifications in all jurisdictions in which it carries on its business as now conducted and as presently proposed to be conducted (other than those which are not yet required), all such licences, registrations or qualifications are valid and existing and in good standing and none of such licences, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any Material Adverse Effect on the business of the Corporation as now conducted or as proposed to be conducted and the Corporation is not aware of any legislation, regulation, rule or lawful requirements presently in force or proposed to be brought into force which the Corporation anticipates would reasonable be expected to have a Material Adverse Effect or that the Corporation will be unable to comply with without materially adversely affecting the Corporation.

(v) No Restrictions. To the knowledge of the Corporation, the Corporation and the Subsidiaries are not parties to or bound or affected by any contract limiting their freedom to compete in any line of business or any geographic area, acquire goods or services from any supplier, establish the prices at which they may sell any goods or services, sell goods or services to any customer or potential customer, or transfer or move any of their assets or operations.

(vi) Warrant Indenture.  The representations and warranties made by the Corporation in the Warrant Indenture will be true and correct as of the date at which they are made.

(vii) CDS Deposit. All necessary corporate action has been taken by the Corporation to authorize the valid creation, issue and sale of, and the delivery by the Corporation of the Unit Shares and Warrants via a non-certificated inventory deposit with CDS.

(viii) Winding-Up. No steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Corporation or any Subsidiary.

(ix) Violation. The Corporation and each Subsidiary is (i) not in material violation of its articles of incorporation or by-laws; and (b) not in default of the performance or observance of any obligation, agreement, covenant or condition contained in any Contract to which it is a party or by which it or its assets and properties may be bound for any such violations or defaults that would result in a Material Adverse Effect.

(x) Subsidiaries. The Corporation does not have any subsidiaries, other than the Subsidiaries. The Corporation is the registered and beneficial holder, whether directly or indirectly, of 100% of the issued and outstanding securities of each Subsidiary, and the Corporation holds its interests in the Subsidiaries free and clear of all mortgages, charges, pledges, security interests, encumbrances, claims or demands whatsoever and, no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) to purchase or receive (or capable of becoming an agreement or a right to purchase or receive) from the Corporation or any Subsidiary any issued or unissued securities of any Subsidiary.

(xi) Share Capital. The authorized capital of the Corporation consists of an unlimited number of Common Shares, of which, as of the date hereof, 780,873 Common Shares were outstanding as fully paid and non-assessable shares of the Corporation.  In addition, the Corporation has 57,102 options to acquire Common Shares, 837 agent options to acquire Common Shares, warrants to acquire 191,673 Common Shares, 16,346 restricted share units and performance stock units.

(xii) Listing. The Common Shares are listed and posted for trading on the TSXV and quoted for trading on the OTCQX, the Corporation is in compliance in all material respects with the by-laws, rules and regulations of the TSX-V and, prior to the Closing Time, the Common Shares will be listed and posted for trading on the TSX-V and the Nasdaq and the Corporation will, at the Closing Time, be in compliance in all material respects with the by-laws, rules and regulations of the TSX-V and the Nasdaq.

(xiii) Units. The attributes and characteristics of the Units conform in all material respects to the attributes and characteristics thereof described in the Prospectuses.

(xiv) No Voting Agreements. The Corporation is not a party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the securities of the Corporation.

(xv) Dividends. There is not, in the constating documents, by-laws or in any Contract or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of the Common Shares.

(xvi) Units Validly Issued. The Unit Shares and Warrants to be issued and sold have been, or prior to the Closing Time will be, duly created and authorized for issuance and upon issuance, delivery and payment of the aggregate Offering Price therefor will be validly issued. The Unit Shares and Warrants will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities granted by the Corporation.

(xvii) Compensation Options Validly Issued. The Compensation Options to be issued have been, or prior to the Closing Time will be, duly created and authorized for issuance. The Compensation Options will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities granted by the Corporation.

(xviii) Warrant Shares, Compensation Option Shares, and Compensation Option Warrant Shares Reserved for Issuance. The Warrant Shares, Compensation Option Shares and Compensation Option Warrant Shares have been, or prior to the Closing Time will be,  duly and validly authorized and reserved for issuance: (i) upon exercise of the Warrants in accordance with the terms of the Warrant Indenture and Warrant Certificates; (ii) upon the due exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates; and (iii) upon the due exercise of the Compensation Option Warrants in accordance with the terms of the Warrant Indenture and Warrant Certificates, the Warrant Shares, the Compensation Option Shares and the Compensation Option Warrant Shares, respectively, will be validly issued as fully paid and non-assessable Common Shares.

(xix) Definitive Certificates. To the extent applicable, the form and terms of any definitive certificates representing the Unit Shares, the Warrants, the Warrant Shares the Compensation Options, the Compensation Option Shares, the Compensation Option Warrants and the Compensation Option Warrant Shares have been duly approved and adopted by the Corporation and are in due proper form under Applicable Laws.

(xx) Absence of Rights. Other than pursuant to the Offering, or as disclosed in the Prospectus or Public Record, no person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or exchange ,or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Corporation or the Subsidiaries.

(xxi) Corporate Actions. All necessary corporate action has been taken by the Corporation, including obtaining the receipt of any required director approvals, so as to: (i) authorize the execution, delivery and performance of this Agreement, the Warrant Indenture and the Compensation Option Certificates; (ii) validly issue and deliver the Units; (iii) reserve and authorize the issuance of the Warrant Shares, as fully paid and non-assessable Common Shares, upon the exercise of the Warrants in accordance with the terms of the Warrant Indenture; (iv) validly issue the Compensation Options; (v) reserve and authorize the issuance of the Compensation Option Shares, as fully paid and non-assessable Common Shares, upon the due exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates, (vi) reserve and authorize the issuance of the Compensation Option Warrants in accordance with the terms of the Compensation Option Certificates, and (vii) reserve and authorize the issuance of the Compensation Option Warrant Shares in accordance with the terms of the Compensation Option Certificates and the Warrant Indenture.

(xxii) Valid and Binding Documents. Each of the execution and delivery of this Agreement, the Warrant Indenture, the U.S. Underwriting Agreement and the Compensation Option Certificates and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Corporation and upon the execution and delivery thereof shall constitute valid and binding obligations of the Corporation, enforceable against the Corporation by other parties thereto in accordance with their respective terms; provided that enforcement thereof may be limited by laws affecting creditors' rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitations Act (Ontario).

(xxiii) Necessary Consents and Approvals. All consents, approvals, permits, authorizations or filings as may be required under Securities Laws that are necessary for the execution and delivery by the Corporation of this Agreement, the Warrant Indenture and the Compensation Option Certificates, the issuance, sale and delivery of the Units, the issuance of the Warrant Shares upon the automatic conversion of the Units, the issuance of the Compensation Options, the issuance of the Compensation Option Shares and the Compensation Option Warrants upon the due exercise of the Compensation Options, and the issuance of the Compensation Option Warrant Shares upon the due exercise of the Compensation Option Warrants, and the consummation of the transactions contemplated hereby and thereby have been made or obtained, as applicable, or will be made or obtained prior to the Closing Time, other than such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Securities Laws in connection therewith.

(xxiv) Public Record. Each of the documents comprising the Public Record (including the Documents) was, as of the date thereof, in compliance in all material respects with applicable Securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation.  The Corporation is in compliance with all timely disclosure obligations under applicable Securities Laws, as applicable, and, without limiting the generality of the foregoing, since September 30, 2021, under Canadian Securities Laws there has not occurred a Material Adverse Effect which has not been publicly disclosed, and none of the documents comprising the Public Records contained a Misrepresentation at the date of the filing thereof.

(xxv) Forward-Looking Information. All forward-looking information and statements of the Corporation relating to the Corporation and the Subsidiaries contained in the Prospectuses and Public Record (including the Documents), including any forecasts and estimates, expressions of opinion, intention and expectation, subject to any qualifications contained therein, as at the time they were or will be made, were or will be made based on assumptions that the Corporation believes are reasonable in the circumstances.

(xxvi) No Material Changes. Except as disclosed in the Prospectuses or the Public Record, since the date of the Interim Financial Statements:

(A) other than the entering into of this Agreement, the Warrant Indenture, the U.S. Underwriting Agreement, and the performance of the obligations hereunder and thereunder, there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Corporation or any of the Subsidiaries;

(B) other than the entering into of this Agreement, the Warrant Indenture, the U.S. Underwriting Agreement, and the performance of the obligations hereunder and thereunder, there has not been any material change in the capital stock or long-term debt of the Corporation or any of the Subsidiaries; and

(C) the Corporation and the Subsidiaries have carried on their business in the ordinary course.

(xxvii) Accounting Controls. The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance: (i) that transactions are completed in accordance with the general or a specific authorization of management or directors of the Corporation; (ii) that transactions are recorded as necessary to permit the preparation of the financial statements for the Corporation in conformity with IFRS and to maintain asset accountability; (iii) that access to assets of the Corporation is permitted only in accordance with the general or a specific authorization of management or directors of the Corporation; (iv) that the recorded accountability for assets of the Corporation is compared with the existing assets of the Corporation at reasonable intervals and appropriate action is taken with respect to any differences therein; and (v) regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation's assets that could have a material effect on its financial statements or interim financial statements.

(xxviii) Independent Accountants.  The Auditor is independent with respect to the Corporation within the meaning of Securities Laws and there has been no reportable disagreement (within the meaning of Section 4.11 of NI 51-102) with the Auditor, and the Corporation has no current intention to change auditors.

(xxix) Accounting Records.  The books of account and other records of the Corporation, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices.

(xxx) Financial Statements.  The Financial Statements fairly present, in accordance with IFRS consistently applied, the financial position and condition of the Corporation and the Subsidiaries, on a consolidated basis, at the dates thereof and the results of the operations of the Corporation for the periods then ended and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof.

(xxxi) Liabilities.  The Corporation has no liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments: (i) incurred in the normal course of business; or (ii) which would not have a Material Adverse Effect.

(xxxii) Related Party Accounting.  Other than as disclosed in the Financial Statements, the Corporation is not party to any related party transactions required to be disclosed under IFRS or Securities Laws.

(xxxiii) Insolvency. The Corporation has not committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(xxxiv) Compliance with Laws. The Corporation and the Subsidiaries are, in all material respects, conducting their business in compliance with all Applicable Laws of each jurisdiction in which their business is carried on and is licensed, registered or authorized in all jurisdictions in which they own, lease or operate its properties and assets or carry on their business to enable it to own, lease or operate their properties or assets and carry on business as currently conducted, except where any failure to be so licensed, registered or authorized would not reasonably be expected to have a Material Adverse Effect.

(xxxv) Applicable Laws. The Corporation has complied and will comply in all material respects with the requirements of all applicable corporate laws and Securities Laws in connection with the Offering and the issuance of the Corporation's securities thereunder.

(xxxvi) Purchases and Sales. Except as disclosed in the Public Record, the Corporation has not approved, is not contemplating and has not entered into any agreement in respect of, nor has any knowledge of:

(A) the purchase of any material property or assets or any interest therein or the sale, transfer or disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiaries, whether by asset sale, transfer of shares or otherwise; or

(B) the change of control, by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation, or otherwise, of the Corporation.

(xxxvii) Taxes and Tax Returns. The Corporation has filed in a timely manner all necessary tax returns and notices that are due and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to have a Material Adverse Effect and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by it or the payment of any material tax, governmental charge, penalty, interest or fine against it. There are no material actions, suits, proceedings, investigations or claims now threatened or, to the knowledge of the Corporation, pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any Governmental Authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any Governmental Authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(xxxviii) Off-Balance Sheet Transactions, Arrangements and Obligations. There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Corporation with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources or significant components of revenues or expenses of the Corporation or that would reasonably be expected to be material to an investor in making a decision to purchase the Units.

(xxxix) Receivables and Bad Debts.  The accounts receivable of the Corporation are bona fide and are good and collectible without set off or counterclaim at the aggregate recorded amounts reflected in the records of the Corporation, except those reserved as bad debt.

(xl) Governmental Licences. (A) The Corporation and each Subsidiary possesses Governmental Licences issued by the appropriate Governmental Authorities necessary or required to conduct the business or operations as now operated or proposed to be operated by the Corporation and each Subsidiary; (B) the Corporation and each Subsidiary is in compliance, in all material respects, with the terms and conditions of all such Governmental Licences; (C) all of the  Governmental Licences of the Corporation and the Subsidiaries are in good standing, valid, subsisting and in full force and effect; and (D) the Corporation and its Subsidiaries have not received any notice of non-compliance, nor does the Corporation know of, nor does it have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance or indication relating to the cancellation, revocation, limitation, suspension, adverse modification or refusal to issue or renew any such Governmental Licences.

(xli) Governmental Notices. No Governmental Authority is presently alleging or asserting, or, to the knowledge of the Corporation, threatening to allege or assert, any non-compliance with any Applicable Laws or Governmental Licences in respect of the current operations or activities of the Corporations or the Subsidiaries.

(xlii) No Default or Breach. The Corporation is not in breach or default of, and the execution and delivery of this Agreement, the Warrant Indenture, the U.S. Underwriting Agreement, or the Compensation Option Certificates, and the performance by the Corporation of its obligations hereunder or thereunder, and the issuance and sale of the Unit Shares and Warrants, the issuance of the Warrant Shares upon the exercise of the Warrants, the issuance of the Compensation Options and the issuance of the Compensation Option Shares and Compensation Option Warrants upon the due exercise of the Compensation Options and the issuance of the Compensation Option Warrant Shares upon the due exercise of the Compensation Option Warrants do not and will not result in a breach or violation of any of the terms of or provisions of, or constitute a default under, whether after notice or lapse of time or both, (A) any statute, rule or regulation applicable to the Corporation, including Securities Laws; (B) the constating documents or resolutions of the Corporation which are in effect at the date hereof; (C) any Contract that the Corporation is a party to that is material to it; (D) any Governmental Licence; or (E) any judgment, decree or order binding the Corporation or the properties or assets of the Corporation.

(xliii) No Actions or Proceedings. There are no actions, suits, proceedings or investigations (whether or not purportedly by or on behalf of the Corporation) against or affecting or, to the knowledge of the Corporation, pending or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign.

(xliv) No Order. No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority (including the TSX-V and Nasdaq) and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority, and the Corporation is not in default of any material requirements of Securities Laws.

(xlv) Joint Venture. Other than as disclosed in the Prospectuses or Public Record, the Corporation has not entered into, or been involved in any discussions with respect to, any joint venture, partnership agreement or arrangement, or any similar agreement or arrangement, and there are no proposed joint venture or partnership agreements or arrangements, or similar agreements or arrangements, involving the Corporation or the Subsidiaries.

(xlvi) Competitor Interests. To the knowledge of the Corporation, none of the officers or directors of the Corporation or the Subsidiaries has any direct or indirect ownership interest in any firm or corporation which competes with any of the Corporation other than as a passive investment.

(xlvii) Personal Information. The Corporation has complied and is in compliance with all applicable privacy laws, has not collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, and has not received written notice of any request, complaint, investigation, inquiry or claim relating to its handling of personal information, save and except for acts of non-compliance which would not result in a Material Adverse Effect.

(xlviii) Amounts Owing to Employees.  All material bonuses, commissions, salaries and other amounts owing to employees are reflected and have been accrued in the books of account of the Corporation.

(xlix) Employment Matters.  Other than as disclosed to the Underwriter in writing, the Corporation is not a party to: (i) any contracts of employment which may not be terminated on one month's notice or which provide for payments occurring on a change of control of the Corporation, or (ii) any collective labour agreements.

(l) Compliance with Employment Laws. The Corporation is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Corporation has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the knowledge of the Corporation, threatened against the Corporation, no union representation question exists respecting the employees of the Corporation and no collective bargaining agreement is in place or currently being negotiated by the Corporation, the Corporation has not received any notice of any unresolved matter and there are no outstanding orders under any employment or human rights legislation in any jurisdiction in which the Corporation carries on business or has employees, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation in excess of 24 months or equivalent compensation and all benefit and pension plans of the Corporation are funded in accordance with Applicable Laws and no past service funding liability exist thereunder.

(li) Employee Plans. Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drugs, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former officer, director, employee or consultant of the Corporation has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(lii) Accruals. All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation have been accurately reflected in the books and records of the Corporation.

(liii) Work Stoppage. There has not been, and there is not currently, any labour trouble which is having a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

(liv) No Loans. Other than as disclosed in the Public Record, the Corporation is not a party to any Debt Instrument and does not have any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at "arm's length" with the Corporation.

(lv) Related Party Transactions.  Other than as disclosed in the Prospectuses or the Public Record, to the knowledge of the Corporation, none of the directors, officers or employees of the Corporation, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation; and other than as disclosed in the Prospectuses or the Public Record, no director, officer, employee or other person not dealing at arm's length with the Corporation or any associate or affiliate of such person, owns, has or is entitled to any royalty, net profits interest or any other encumbrances or claims of any nature whatsoever against the Corporation, the Subsidiaries, or their respective assets.

(lvi) Suppliers. None of the five largest suppliers of the Corporation and its Subsidiaries (the "Largest Suppliers") has notified the Corporation or its Subsidiaries, and the Corporation and its Subsidiaries have no reason to believe, that each such supplier does not intend to continue dealing with the Corporation or its Subsidiaries on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course of business; and, to the knowledge of the Corporation or its Subsidiaries, none of the transactions contemplated by this Agreement will adversely affect the relationship of the Corporation or its Subsidiaries with any of its suppliers, customers or clients.

(lvii) Customers. None of the five largest customers of the Corporation and its Subsidiaries (the "Largest Customers") has notified the Corporation, and the Corporation has no reason to believe, that each such customer does not intend to continue dealing with the Corporation on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course of business.

(lviii) Unlawful Payments. The Corporation has not nor, to the knowledge of the Corporation, has any director, officer, employee, Underwriter or other person associated with or acting on behalf of the Corporation, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada) or the Foreign Corrupt Practices Act (United States), or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(lix) Anti-Money Laundering and Unlawful Payments.

(A) The operations of the Corporation and the Subsidiaries are and have been conducted, at all times, in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering statutes of the jurisdictions in which the Corporation and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened;

(B) the Corporation and the Subsidiaries have not, directly or indirectly: (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or Underwriter of any governmental agency, authority or instrumentality of any jurisdiction; or (B) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation, the Subsidiaries, and their operations, and will not use any portion of the proceeds of the Offering, in contravention of such legislation; and

(C) the Corporation or, to the knowledge of the Corporation, any director, officer, employee, Underwriter, affiliate or person acting on behalf of the Corporation has not been or is not currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department and the Corporation will not directly or indirectly use any proceeds of the distribution of the Units or lend, contribute or otherwise make available such proceeds to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the sanctions of the United States.

(lx) Insurance. The Corporation maintains insurance for the Corporation and the Subsidiaries against such losses, risks and damages to its properties and assets in such amounts that are customary for the business in which it is engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage are in good standing, in full force and effect in all material respects and not in default. The Corporation is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Corporation under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Corporation has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder.

(lxi) Assets. The Corporation and the Subsidiaries are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material assets thereof, free of all Encumbrances, claims or demands whatsoever, and no other property rights are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted or as contemplated to be conducted, the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such rights, and, other than as disclosed in writing to the Underwriter, the Corporation does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to its property rights, except as disclosed in the Public Record.

(lxii) Material Contracts. All contracts of the Corporation and the Subsidiaries with the Largest Suppliers and the Largest Customers, and all contracts of the Corporation relating to Intellectual Property constitute a legally valid and binding agreement of the Corporation enforceable in accordance with their respective terms and no party thereto is in default thereunder, the Corporation has not received notification from any party claiming that the Corporation is in breach or default under any such contract and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default.

(lxiii) Leased Premises.  With respect to the premises of the Corporation and Subsidiaries, as applicable, which are material to the Corporation and which the Corporation or a Subsidiary occupies as tenant (the "Leased Premises"), the Corporation occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and the lease(s) pursuant to which the Corporation occupies the Leased Premises is in good standing in all material respects and in full force and effect.

(lxiv) Good Business Practice.  Any and all operations of the Corporation and its Subsidiaries have been conducted in accordance with good industry practices and in material compliance with Applicable Laws.

(lxv) Environmental Laws.  The Corporation and each Subsidiary, as applicable:

(A) has been and is in compliance with all Applicable Laws of any Governmental Authority  ("Environmental Law") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance, except where such non-compliance with Environmental Law would not individually, or in the aggregate, have a Material Adverse Effect on the Corporation.

(B) has obtained all Governmental Licences under Environmental Laws (the "Environmental Permits") necessary for the operation of its business as currently operated and each Environmental Permit is valid, subsisting and in good standing and the holders of the Environmental Permits are not in default or breach thereof and no proceeding is pending or threatened to revoke or limit any Environmental Permit, except in each case where the result, individually or in the aggregate, would not have a Material Adverse Effect on the Corporation.

(C) has not received any notice of, or been prosecuted for an offence alleging, material non-compliance with any Environmental Laws, and the Corporation has not settled any allegation of material non-compliance short of prosecution.  There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation nor has the Corporation received notice of any of the same and which orders, directions or notices remain outstanding as unresolved.

(D) The Corporation does not store any hazardous or toxic waste or substance on its current or former properties and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws.

(lxvi) Intellectual Property. The Corporation and each Subsidiary owns or has the valid rights to use all of the Intellectual Property owned or used by it as of the date hereof and as contemplated for the operation of its business (and had all rights necessary to carry out its former activities at such time such activities were being conducted) and the Corporation has a valid and enforceable right to use all third party Intellectual Property used or held for use in the business of the Corporation. All registrations, if any, and filings necessary to preserve the rights of the Corporation in the Intellectual Property owned by the Corporation have been made and are in good standing.

(lxvii) No Infringement. Except where such infringement, impairment or conflict would not result in a Material Adverse Effect, the conduct of the business of the Corporation and each Subsidiary as currently conducted does not infringe or otherwise impair or conflict with any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and the Intellectual Property owned by the Corporation which is material to the conduct of the business of the Corporation and its Subsidiaries as currently conducted is not being infringed by any third party. The Corporation has no pending action or proceeding, nor any threatened action or proceeding, against any person with respect to the use of the Intellectual Property owned by the Corporation or the Subsidiaries. To the knowledge of the Corporation, the Intellectual Property owned by the Corporation and the Subsidiaries does not infringe upon the Intellectual Property rights of any other person. The Corporation has no pending action or proceeding, nor, to the knowledge of the Corporation, is there any threatened action or proceeding against it with respect to the use of the Intellectual Property by the Corporation or the Subsidiaries. No third parties have rights to any material Intellectual Property that is owned by the Corporation, other than rights acquired pursuant to non-exclusive licenses granted by the Corporation in the ordinary course of business.

(lxviii) Protection of Property and Information. The Corporation has taken commercially reasonable precautions and used commercially reasonable efforts to protect and to secure the confidentiality of its trade secrets and other Intellectual Property and confidential information.

(lxix) Data Security. The Corporation has made backups of all material Software and databases used by it and maintain such backups at a secure off-site location. The Corporation has taken all reasonable steps: (i) to maintain the integrity and security of its systems and network infrastructure in connection with the collection, transmission and storage of electronic data, including video and imagery; (ii) to block the distribution of sensitive imagery which may be harmful to or breach the security interests of any country; and (ii) to protect the information technology and communication systems used in connection with their operations and business from contamination, corruption, computer viruses, firewall breaches, sabotage, hacking or other software routines or hardware components that would permit material unauthorized access or the unauthorized disablement, theft or erasure of its information technology systems, communication systems, imagery, products or Software. The Corporation has disaster recovery and security plans and procedures in place and there have been no material unauthorized intrusions or breaches of the security of the information technology or communication systems used in connection with their operations and business.

(lxx) Marketable Title. The Corporation and each of the Subsidiaries has good and marketable title to the material property and assets owned by it (including as listed or described in the Financial Statements), free and clear of all Encumbrances except for those Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(lxxi) Indemnities.  The Corporation is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers of the Corporation in accordance with the by-laws of the Corporation and applicable laws, indemnification agreements or covenants that are entered into arising in the ordinary course of business, including operating and similar agreements, credit facilities, purchase and sale agreements, indemnification and contribution provisions in agency and underwriting agreements and in transfer agency agreements) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

(lxxii) Fees and Commissions. Other than the Underwriter (or any member of the Underwriter's selling group) pursuant to this Agreement or as disclosed to the Underwriter in writing, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage fees, finder's fees, agency fees or other fiscal advisory or similar fee in connection with the Offering.

(lxxiii) Minute Books. The minute books and corporate records of the Corporation and the Subsidiaries which the Corporation has made available to the Underwriter and the Underwriter's Counsel in connection with their due diligence investigation of the Corporation are all of the minute books and material corporate records of the Corporation for such period and contain true and correct copies of all constating documents of the Corporation, including all amendments thereto, and true and correct copies of all minutes of all meetings and all consent resolutions of the directors, committees of directors and shareholders of the Corporation and all such meetings were duly called and properly held and all consent resolutions were properly adopted, and such minute books and corporate records are complete in all material respects.

(lxxiv) Due Diligence. The Due Diligence Responses are, or if supplied after the date hereof, will be at the date of supply, true and correct in all material respects where they relate to matters of fact and, to the knowledge of the Corporation, such Due Diligence Responses taken as a whole do not and shall not omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given, and the Corporation and its directors and officers will have responded and will respond in a thorough and complete fashion. Where the Due Diligence Responses of the Corporation reflect the opinion or view of the Corporation or its directors or officers (including, Due Diligence Responses or portions of such Due Diligence Responses, which are forward looking or otherwise relate to projections, forecasts or estimates of future performance or results (operating, financial or otherwise)) ("Forward-Looking Statements"), such opinions or views are subject to the qualifications and provisions set forth in the Due Diligence Responses and are and will be honestly held and believed to be reasonable at the time they are given; provided, however, it shall not constitute a breach of this paragraph solely if the actual results vary or differ from those contained in Forward-Looking Statements.

(lxxv) Government Incentives.  All filings made by the Corporation or Subsidiaries under which the Corporation or Subsidiaries has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to the Corporation or the Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed.

(lxxvi) Warrant Agent. TSX Trust Company, at its office in Vancouver, British Columbia, has been duly appointed as the Warrant Agent in respect of the Warrants and Compensation Option Warrants issued pursuant to the Warrant Indenture.

(lxxvii) Transfer Agent. TSX Trust Company, at its office in Vancouver, British Columbia, has been duly appointed as the Transfer Agent and registrar for the Common Shares.

(lxxviii) No Cease Trade Orders.  No order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of any securities by the Corporation has been issued by an exchange or securities regulatory authority, and no proceedings for this purpose have been instituted, or are, to the Corporation's knowledge, pending, contemplated or threatened.

(lxxix) Exchange Acceptance. The Unit Shares and Warrant Shares are conditionally approved for listing and trading on the Exchange, subject to the satisfaction of the listing conditions set forth in the conditional approval letter of the Exchange dated ●, 2022, a copy of which has been provided to the Underwriter.

(lxxx) Full Disclosure. The Corporation has not withheld and will not withhold from the Underwriter prior to the Closing Time, any material facts relating to the Corporation, the Subsidiaries or the Offering.

(lxxxi) U.S. Securities Laws. The Corporation has not taken, and will not take, any action that would cause the exclusion from the registration requirements of the U.S. Securities Act afforded by Rule 903 of Regulation S to be unavailable with respect to the Offering. None of the Corporation, its affiliates, or any persons acting on any of their behalf, has made or will make any Directed Selling Efforts or engaged or will engage in any form of General Solicitation or General Advertising in the United States in connection with the Offering.

8. CLOSING

The purchase and sale of the Units shall be completed at the Closing Time at the offices of the Corporation's Counsel in Montreal, Quebec, or at such other place or time as the Underwriter and the Corporation may agree upon. At the Closing Time, the Corporation shall duly and validly deliver to the Underwriter the Units via non-certificated inventory deposit with CDS, and all of the documents set out in Section 9, against payment and delivery of the net proceeds of the Offering by wire transfer to the Underwriter.

9. CLOSING DOCUMENTS

The obligations of the Underwriter hereunder to purchase the Units at the Closing Time shall be conditional upon all representations and warranties and other statements of the Corporation herein being, at and as of the Closing Time, true and correct in all material respects, the Corporation having performed in all material respects, at the Closing Time, all of its obligations hereunder theretofore to be performed and the Underwriter receiving at the Closing Time:

(a) favourable legal opinions of the Corporation's counsel addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, with respect to such matters as the Underwriter may reasonably request relating to the Corporation, the offering of the Units and the transactions contemplated hereby, including, without limitation, that:

(i) the Corporation has been duly incorporated, amalgamated or continued and is validly subsisting and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and to own its properties and assets as described in the Prospectuses and is qualified to carry on business under the laws of each of the jurisdictions in which it carries on a material portion of its business;

(ii) the Corporation has full corporate power and authority to enter into this Agreement and the Warrant Indenture and to perform its obligations set out herein and therein, and this Agreement and the Warrant Indenture have been duly authorized, executed and delivered by the Corporation, and each of this Agreement and the Warrant Indenture constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its respective terms, except that the validity, binding effect and enforceability of the terms of agreements and documents are subject to customary qualifications and assumptions;

(iii) the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Option Certificates, and the fulfillment of the terms hereof and thereof by the Corporation, and the performance of and compliance with the terms of the Warrant Indenture and the Compensation Option Certificates by the Corporation does not and will not result in a breach of, or constitute a default under, and does not create a state of facts which results in a breach of or constitute a default under: (a) any applicable laws of the Province of British Columbia or the federal laws of Canada applicable therein; (b) any term or provision of the articles, by-laws or other constating documents, as applicable, of the Corporation; (c) of which counsel is aware, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation; (d) of which counsel is aware, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound; or (e) of which counsel is aware, any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Corporation or its properties or assets;

(iv) the Corporation is a reporting issuer in each of the Provinces of Canada other than Quebec, and is not included in a list of defaulting reporting issuers maintained pursuant to Canadian Securities Laws, and is eligible to participate in NI 44-101 in each of the Qualifying Jurisdictions;

(v) the Offering has been duly authorized by all necessary corporate action on the part of the Corporation;

(vi) the Unit Shares have been issued as fully paid and non-assessable Common Shares of the Corporation;

(vii) the Warrant Shares issuable upon exercise of the Warrants, the Compensation Option Shares issuable upon exercise of the Compensation Options and the Compensation Option Warrant Shares issuable upon exercise of the Compensation Option Warrants have been reserved and allotted for issuance and when issued in accordance with the terms of the Warrant Indenture and the Compensation Option Certificates, as applicable, will be validly issued as fully paid and non-assessable shares;

(viii) the attributes of the Unit Shares, Unit Warrants, Unit Warrant Shares and Compensation Options conform in all material respects with the description thereof contained in the Prospectuses;

(ix) the Unit Shares and Warrants are eligible investments as described under the heading "Eligibility for Investment" in the Prospectuses;

(x) the statements in the Prospectuses under the heading "Eligibility for Investment" constitute a fair summary of the qualification of the Unit Shares and Warrants as investments for certain deferred plans referred to therein;

(xi) all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the Canadian Securities Laws of each of the Qualifying Jurisdictions in order to qualify the Units and Compensation Options for distribution and sale to the public in each of such Qualifying Jurisdiction by or through investment dealers and brokers duly registered under the Canadian Securities Laws who have complied with the relevant provisions of such Canadian Securities Laws;

(xii) the Corporation has the necessary corporate power and authority to execute and deliver the Prospectuses and all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of the Prospectuses and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions in accordance with Canadian Securities Laws;

(xiii) the Unit Shares, Warrant Shares, Compensation Option Shares and Compensation Option Warrant Shares are conditionally approved for listing and, upon notification to the Exchange of the issuance and sale thereof and fulfillment of the conditions of the Exchange, and in the case of the Warrant Shares, Compensation Option Shares, and Compensation Option Warrant Shares, once issued, will be listed and posted for trading on the Exchange;

(xiv) TSX Trust Company, at its offices in Vancouver, has been duly appointed the transfer agent and registrar for the Common Shares, and has been duly appointed as warrant agent under the Warrant Indenture;

(xv) the form and terms of the certificates representing the Common Shares, Warrants, and Compensation Options have been duly approved and adopted by the board of directors of the Corporation and the certificates representing the Common Shares comply with all legal requirements (including the requirements of the Exchange) relating thereto; and

(xvi) the authorized and issued capital of the Corporation;

It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than the Provinces of British Columbia, Alberta, Ontario, Québec or Canada, and on certificates of Governmental Authorities, officers of the Corporation, the transfer agent and the Corporation's Auditors, and letters from TSX-V representatives as to relevant matters of fact;

(b) a certificate of the Corporation dated the Closing Date, addressed to the Underwriter and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation satisfactory to the Underwriter, acting reasonably, certifying, on behalf of the Corporation and without personal liability, that:

(i) the Corporation has complied with and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii) the representations and warranties of the Corporation set forth in this Agreement are true and correct at the Closing Time as if made at such time (and, with respect to the representations and warranties contemplated by subsection 7(a) of this Agreement, as if the Prospectus and the Supplemented Prospectus were delivered to the Underwriter at the Closing Time;

(iii) no event of a nature referred to in subsections 4(a), 4(b), 11(a)(i), 11(a)(ii), 11(a)(iii) or 11(a)(iv) of this Agreement has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement to make any determination as to the Underwriter's opinion); and

and each such statement shall be true and the Underwriter shall have no knowledge to the contrary;

(c) certificates representing the Compensation Options;

(d) a comfort letter of the Corporation's Auditors addressed to the Underwriter and dated the Closing Date, satisfactory in form and substance to the Underwriter, acting reasonably, bringing the information contained in the comfort letters referred to in subsection 4(c) hereof up to the Closing Time, which comfort letter shall be not more than two Business Days prior to the Closing Date;

(e) subject only to the Standard Listing Conditions, the Unit Shares, the Warrant Shares, Compensation Option Shares and Compensation Option Warrant Shares have been conditionally accepted for listing on the TSX-V and upon notice to the TSX-V of the issuance thereof and the fulfillment of the Standard Listing Conditions, the Unit Shares, the Warrant Shares, Compensation Option Shares and Compensation Option Warrant Shares will be listed and posted for trading on the TSX-V;

(f) evidence satisfactory to the Underwriter that the Corporation has received all necessary approvals and has taken all necessary steps in order to close the U.S. IPO concurrently with the Offering;

(g) evidence satisfactory to the Underwriter that no trading restrictions shall apply to the Unit Shares, Warrants or Warrant Shares for any reason, including as a result of the Offering or the U.S. IPO;

(h) evidence satisfactory to the Underwriter that the Corporation has obtained all other necessary third party approvals for the issuance and listing of the Units; and

(i) such other certificates and documents as the Underwriter may request, acting reasonably.

10. DELIVERIES

(a) The sale of the Units to be purchased hereunder shall be completed at the Closing Time, electronically, or at such place as the Corporation and the Underwriter may agree.  Subject to the conditions set forth herein, the Corporation, shall deliver to the Underwriter the following:

(i) the opinions, certificates and documents referred to in Section 9;

(ii) evidence of non-certificated registration as set out in subsection 10(b) representing, in the aggregate, all of the Units which the Underwriter has sold hereunder registered in the name of CDS or in such name or names as the Underwriter shall notify the Corporation in writing not less than 24 hours prior to the Closing Time;

(iii) the Compensation Option Certificates; and

(b) If the Corporation determines to issue the Units under the non-certificated inventory process in accordance with the rules and procedures of CDS, then, as an alternative to the Corporation delivering to the Underwriter definitive certificates representing the Units in the manner and at the times set forth in this Section 10:

(i) the Underwriter will provide a direction to CDS with respect to the crediting of the Units to the accounts of the participants of CDS as shall be designated by the Underwriter in writing in sufficient time prior to the Closing Date to permit such crediting; and

(ii) the Underwriter shall have received one or more certificates and/or book-entry only securities in accordance with the "non-certificated inventory" rules and procedures of CDS evidencing the Units.

(c) The deliveries set out in subsection  10(a) shall be delivered against payment by the Underwriter to the Corporation of the gross proceeds of the Offering net of (i) the Underwriting Fee, and (ii) the Underwriter's Expenses, payable by the Corporation pursuant to Section 12 of this Agreement, by wire transfer of immediately available funds together with a receipt signed by the the Underwriter, for such Units.

11. RIGHTS OF TERMINATION

(a) In addition to any other rights or remedies available to the Underwriter, the Underwriter may, without liability, terminate their obligations hereunder, by written notice to the Corporation in the event that after the date hereof and at or prior to the Closing Time:

(i) any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the distribution of any of the Units is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange, Nasdaq, or any other competent authority, and such order or proceeding has not been rescinded, revoked or withdrawn or such announced, commenced or threatened proceeding has not been terminated or withdrawn;

(ii) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or senior officers is announced, commenced or threatened by any Governmental Authority, securities commission or similar regulatory authority, the Exchange, Nasdaq or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriter or any one of them, the change, announcement, commencement or threatening thereof operates to prevent or restrict the trading or distribution of the Units, or which in the reasonable opinion of the Underwriter, acting in good faith, could be expected to have a material adverse effect on the market price or value of the Units;

(iii) there shall have occurred any material adverse change in the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Corporation or any adverse change in any material fact contained or referred to in the Preliminary, Final Prospectus or Supplemented Prospectus or any amendment thereof, or there shall exist or be discovered by the Underwriter any material fact which is, or may be, of such a nature as to render the Preliminary, Final Prospectus or Supplemented Prospectus or any amendment thereof, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Underwriter), which in the reasonable opinion of any Underwriter could be expected to have a material adverse effect on the market price of the Common Shares or value of the Units and/or the securities issued pursuant to the U.S. IPO;

(iv) there shall have occurred or be discovered any adverse change, as determined by the Underwriter in its sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Corporation or its properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) which in the opinion of the Underwriter, could reasonably be expected to have a material adverse effect on the market price or value or marketability of the Common Shares, the Units, or any other securities of the Corporation;

(v) there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, law, regulation or inquiry which, in the reasonable opinion of the Underwriter, materially adversely affects, or may materially adversely affect, the financial markets in Canada or the United States, or the business, operations or affairs of the Corporation, or the market price or value of the Units;

(vi) the Underwriter shall become aware, as a result of their due diligence review or otherwise, of any material information with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Underwriter prior to the date hereof and which in the sole opinion of the Underwriter or any one of them, acting reasonably, would be expected to have a material adverse effect on the market price or value or the marketability of the Common Shares or the Units;

(vii) the Corporation is in breach of any material term, condition or covenant of this Agreement, the U.S. Underwriting Agreement, or any of the representations and warranties made by the Corporation in this Agreement or the U.S. Underwriting Agreement is false or becomes false in any material respect; or

(viii) the Corporation has not obtained from the BCSC a Final Passport System Decision Document in accordance with subsection (m)(i)(B).

(b) The Underwriter may exercise any or all of the rights provided for in subsection 11(a) notwithstanding any material change, change, event or state of facts and notwithstanding any act or thing taken or done by the Underwriter or any inaction by the Underwriter, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Underwriter related to the offering or continued offering of the Units for sale and any act taken by the Underwriter in connection with any amendment to the Prospectus or the Supplemented Prospectus (including the execution of any amendment or any other Supplementary Material) and the Underwriter shall only be considered to have waived or be estopped from exercising or relying upon any of their rights hereunder if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

(c) Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation provided that no termination shall discharge or otherwise affect any obligation of the Corporation under Sections 12, 13, or 14.  The rights of the Underwriter to terminate their obligations hereunder are in addition to, and without prejudice to, any other rights or remedies they may have.

(d) If the Underwriter elects to terminate its obligation to purchase the Units as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder with respect to the Underwriter shall be limited to the indemnity referred to in Section 14 and the payment of expenses referred to in Section 12.

12. EXPENSES

The Corporation will be responsible for all of the Underwriter's Expenses, including the reasonable fees plus taxes and disbursements of the Underwriter's Counsel, due diligence and any marketing expenses including any GST, HST and any provincial sales tax expenses of the Underwriter. The Underwriter's Expenses are payable by the Corporation regardless of whether the Offering is completed.

13. SURVIVAL

All representations, warranties, covenants (to the extent such covenants by their terms continue after the Closing) and agreements of the Corporation herein contained or contained in any documents delivered by the Corporation pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and shall continue in full force and effect for the benefit of the Underwriter for a period of 24 months following the Closing Date; provided that, the indemnity and contribution obligations under Section 14 shall survive the completion of services rendered hereunder by the Underwriter or any termination of this Agreement. The representations, warranties, covenants and agreements of the Underwriter herein contained or contained in any documents delivered by the Underwriter pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and shall continue in full force and effect for the benefit of the Corporation for a period of 24 months following the Closing Date.

14. INDEMNITY

(a) The Corporation shall indemnify and save the Underwriter and its affiliates, and each of their agents, advisors, directors, officers, partners, principals, shareholders and employees, harmless against and from all liabilities, claims, demands, suits, proceedings, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Underwriter or its affiliates, or any of the Underwriter's or their affiliates' agents, directors, officers, shareholders or employees may be subject or which the Underwriter, or any of the Underwriter's agents, advisors, directors, officers, partners, principals, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

(i) the Offering;

(ii) any information or statement contained in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Supplementary Material, any part of the Public Record or in any other document or material filed or delivered by or on behalf of the Corporation pursuant hereto (other than any information or statement relating solely to the Underwriter and furnished to the Corporation by the Underwriter expressly for inclusion in the Preliminary Prospectus, Prospectus, the Supplemented Prospectus, the Registration Statement, or any Supplementary Material or such other document or material) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Underwriter) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(iii) any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Underwriter and furnished to the Corporation by the Underwriter in writing expressly for inclusion in the Preliminary Prospectus, Prospectus, the Supplemented Prospectus, Registration Statement, any Supplementary Material or in any document or other part of the Public Record) contained in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Supplementary Material or in any other document or any other part of the Public Record filed by or on behalf of the Corporation;

(iv) any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Units imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 14(a)(ii);

(v) any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities prohibiting, restricting, relating to or materially affecting the trading or distribution of the Units;

(vi) any breach of, default under or non-compliance by the Corporation with any requirements of the Canadian Securities Laws, the by-laws, rules or regulations of the Exchange or any representation, warranty, term or condition of this Agreement or in any certificate or other document delivered by or on behalf of the Corporation hereunder or pursuant hereto; or

(vii) the exercise by any subscriber for Units of any contractual or statutory right of rescission or damages in connection with the purchase of the Units based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 14(a)(ii), provided, however, no party who has engaged in any fraud, wilful misconduct, fraudulent misrepresentation or gross negligence shall be entitled, to the extent that a court of competent jurisdiction from which no appeals can be made has determined that the liabilities, claims, losses, costs, damages or expenses were caused directly and solely by such activity, to claim indemnification from any person who has not engaged in such fraud, wilful misconduct, fraudulent misrepresentation or gross negligence (provided that for greater certainty, the foregoing shall not disentitle the Underwriter from claiming indemnification hereunder to the extent that the negligence, if any, relates to the Underwriter's failure to conduct adequate "due diligence"), and in such case the indemnity provided for in this section shall cease to apply and such person shall promptly reimburse the Corporation for any funds advanced to the person in respect of such liabilities, claims, suits, proceedings, demands, losses, costs, damages and expenses.

(b) If any claim contemplated by subsection 14(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such subsections, such person or corporation (the "Indemnified Person") shall notify the Corporation (provided that failure to so notify the Corporation of the nature of such claim in a timely fashion shall relieve the Corporation of liability hereunder only if and to the extent that such failure materially prejudices the Corporation's ability to defend such claim) as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defense of any suit brought to enforce such claim, provided however, that the defense shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Person acting reasonably and that no admission of liability or settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld.  The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by subsection 14(a) if:

(i) the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to the Corporation and that representation of the Indemnified Person and the Corporation by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defense of such proceedings on the Indemnified Person's behalf);

(ii) the Corporation shall not have taken the defense of such proceedings and employed counsel within ten (10) days after notice has been given to the Corporation of commencement of such proceedings; or

(iii) the employment of such counsel has been authorized by the Corporation in connection with the defense of such proceedings;

and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel (on a solicitor and his client basis) shall be paid by the Corporation, provided that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one law firm in any single jurisdiction for all such Indemnified Persons.

(c) The Corporation hereby waives its rights to recover contribution from the Underwriter with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused directly or incurred directly by reason of any misrepresentation which is based upon information relating solely to the Underwriter contained in such document and furnished to the Corporation by the Underwriter expressly for inclusion in the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement or any Supplementary Material.

(d) If any legal proceedings shall be instituted against the Corporation in respect of the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement, any Supplementary Material or any other part of the Public Record or the Units or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation in respect of the Preliminary Prospectus, the Prospectus, the Registration Statement, the Supplemented Prospectus, any Supplementary Material or any other part of the Public Record or the Units and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriter hereunder, the Indemnified Persons may employ their own legal counsel and the Corporation shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel and the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation.

(e) The rights and remedies of the Indemnified Persons set forth in Sections 14 and 15 (in the case of the Underwriter) hereof are to the fullest extent possible in law, cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

(f) The Corporation hereby acknowledges that the Underwriter is acting as agent for the Underwriter's respective agents, directors, officers, partners, principals, shareholders and employees under this Section 14 and under Section 15 with respect to all such agents, directors, officers, partners, principals, shareholders and employees.

(g) The Corporation waives any right it may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity.  It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

(h) The rights of indemnity contained in this Section 14 shall not apply if the Corporation has complied with the provisions of Sections 2(b), 3(a) and 3(b) and the person asserting any claim contemplated by this Section 14 was not provided with a copy of the Prospectus or the Supplemented Prospectus or any amendment to the Prospectus or Supplemented Prospectus or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Canadian Securities Laws, to be delivered to such person and which the Corporation has provided to the Underwriter to forward to such person.

(i) If the Corporation has assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Corporation.

15. CONTRIBUTION

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from the Corporation on grounds of policy or otherwise, the Corporation and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses (or claims, actions, suits or proceedings in respect thereof) to which they may be subject or which they may suffer or incur:

(a) in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand, and by the Underwriter on the other hand, from the offering of the Units; or

(b) if the allocation provided by subsection 15(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection 15(a) above but also to reflect the relative fault of the Underwriter on the one hand, and the Corporation, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Underwriter.  In the case of liability arising out of the Preliminary Prospectus, the Prospectus, the Supplemented Prospectus, the Registration Statement or any Supplementary Material, the relative fault of the Corporation, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 14 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of the Corporation or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in Section 14.

The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.

Each of the Corporation and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections.  The rights to contribution provided in this Section 15 shall be in addition to, and without prejudice to, any other right to contribution which the Underwriter or other Indemnified Persons may have.

Any liability of an Underwriter under this Section 15 shall be limited to the amount actually received by the Underwriter under Section 14(a).

16. UNDERWRITING FEE AND COMPENSATION OPTIONS

(a) In consideration of the underwriting services to be rendered by the Underwriter in connection with the Offering, the Underwriter will receive from the Corporation:

(i) a cash commission equal to 7.0% of the aggregate gross proceeds raised in the Offering (the "Underwriting Fee");

(ii) non-transferable Compensation Options (the "Compensation Options") equal to 7.0% of the aggregate number of Units issued. Each Compensation Option shall be exercisable for one Compensation Option unit (each, a "Compensation Option Unit") for a period of 24 months from the Closing Date at a price equal to the Offering Price, pursuant to the terms of the Compensation Option certificates (the "Compensation Option Certificates") in the form and on the terms satisfactory to the Corporation and the Underwriter, acting reasonably.  Each Compensation Option Unit shall consist of one Common Share (each, a "Compensation Option Share") and one warrant (each, a "Compensation Option Warrant"), with each Compensation Option Warrant being governed by the terms of the Warrant Indenture and being exercisable on the same terms as the Warrants for one Common Share (each, a "Compensation Option Warrant Share"); and

(iii) the Underwriter understands and agrees that the Compensation Options may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

17. NOTICES

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "notice") shall be in writing addressed as follows:

(a) if to the Corporation, to it at:

KWESST Micro Systems Inc.

Unit 1, 155 Terence Matthews Crescent
Kanata, ON K2M 2A8

Attention: Jeffrey MacLeod
Email:  macleod@kwesst.com

with a copy to (which will not constitute notice):

Fasken Martineau DuMoulin LLP

800 Square Victoria, Suite 3500

Montréal, Quebec  H4Z 1E9

Attention: Frank Mariage

Email: fmariage@fasken.com

(b) if to the Underwriter:

PI Financial Corp.

666 Burrard Street

Suite 1900

Vancouver, British Columbia  V6C 3N1

Attention: Vay Tham
Email: vtham@pifinancial.com

with a copy to (which will not constitute notice):

DS Lawyers Canada LLP

Dome Tower

333 7th Ave SW, Suite 800

Calgary, Alberta  T2P 2Z1

Attention: Dale Burstall
Email:  dburstall@dsavocats.ca

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by e-mail transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by e-mail transmission shall be deemed to be given and received on the first Business Day following the day on which it is confirmed to have been sent.

18. USE OF ADVICE

The Corporation acknowledges and agrees that all written and oral opinions, advice, analysis and materials provided by the Underwriter in connection with the engagement hereunder are intended solely for the Corporation's benefit and its internal use only in considering the Offering and the Corporation agrees that no such opinion, advice, analysis or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Underwriter's prior written consent in each specific instance. Any advice or opinions given by the Underwriter hereunder will be made subject to, and will be based upon such assumptions, limitations, qualifications and reservations as the Underwriter in its sole judgment, deem necessary or prudent in the circumstances. The Underwriter expressly disclaim any liability or responsibility by reason of any unauthorized use, publication, distribution of or reference to any oral or written opinions or advice or materials provided or any unauthorized reference to the Underwriter or this Agreement.

19. MATTERS RELATING TO THE ENGAGEMENT

In connection with the services described herein, the Underwriter shall act as an independent contractor, and any duties of the Underwriter arising out of this Agreement shall be owed solely to the Corporation. The Corporation acknowledges that the Underwriter is a securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Corporation. The Corporation acknowledges and agrees that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Corporation, on the one hand, and the Underwriter and any of its respective affiliates through which the Underwriter may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Underwriter or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications. Information which is held elsewhere within the Underwriter, but of which none of the individuals in the investment banking department or division of the Underwriter involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose be taken into account in determining any of the responsibilities of the Underwriter to the Corporation under this Agreement.

20. TIME OF THE ESSENCE

Time shall, in all respects, be of the essence hereof.

21. CANADIAN DOLLARS

All references herein to dollar amounts are to lawful money of Canada unless otherwise indicated.

22. HEADINGS

The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

23. SINGULAR AND PLURAL, ETC

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24. ENTIRE AGREEMENT

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations, understandings and agreements, whether oral or written, including, without limitation, the Engagement Letter. This Agreement may be amended or modified in any respect by written instrument signed by the parties only.

25. SEVERABILITY

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

26. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Corporation and the Underwriter irrevocably submit to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or relating hereto.

27. SUCCESSORS AND ASSIGNS

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Underwriter and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, this Agreement shall not be assignable by any party without the written consent of the others.

28. FURTHER ASSURANCES

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

29. EFFECTIVE DATE

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

30. COUNTERPARTS AND FACSIMILE

This Agreement may be executed in any number of counterparts and by facsimile, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding and is agreed to by you, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriter.

PI FINANCIAL CORP.

Per:
Authorized Signatory

The foregoing is hereby accepted on the terms and conditions herein set forth.

DATED as of this ● day of November, 2022.

KWESST MICRO SYSTEMS INC.

Per:
Authorized Signatory